EXHIBIT 99

COCA-COLA ENTERPRISES INC.	NEWS RELEASE
CONTACT:	Scott Anthony - Investor Relations (770) 989-3105 Laura Asman - Media Relations (770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC. TO WEBCAST
FOURTH-QUARTER 2003 EARNINGS CONFERENCE CALL

ATLANTA, January 21, 2004 – Coca-Cola Enterprises today announced a conference call discussing fourth-quarter 2003 results will be webcast live over the Internet on Thursday, January 29, 2004 at 10:00 a.m. (ET). The Company will release its fourth-quarter 2003 financial results before the market opens that morning.

A copy of the Company’s earnings news release will be available in the Investor Relations section of the Company’s web site (www.cokecce.com) under News Releases.

The public can access the live webcast through the Company’s web site at www.cokecce.com. A replay of the presentation will be available at this site later that day.

Coca-Cola Enterprises Inc. (NYSE: CCE) is the world’s largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. Coca-Cola Enterprises sells approximately 80 percent of The Coca-Cola Company’s bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.